UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): February 7, 2024

PERFECT MOMENT LTD.

(Exact Name of Registrant as Specified in Charter)

001-41930

(Commission File Number)

Delaware	86-1437114
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

307 Canalot Studios

222 Kensal Road

London W10 5BN

United Kingdom

(Address of principal executive offices, with zip code)

+44 (0)204 558 8849

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PMNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 7, 2024, Perfect Moment Ltd. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with ThinkEquity LLC, as representative (the “Representative”) of the several underwriters identified therein (the “Underwriters”), relating to the Company’s initial public offering (the “IPO”) of 1,334,000 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”). The Company previously filed the form of underwriting agreement as an exhibit to the Company’s registration statement on Form S-1, as amended from time to time (File No. 333-274913), which was declared effective by the Securities and Exchange Commission on February 7, 2024 (the “Registration Statement”). The price per share to the public was $6.00 generating gross proceeds of $8,004,000. The Company also granted the Underwriters a 45-day option to purchase up to 200,100 additional shares of Common Stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the IPO. A copy of the final executed underwriting agreement is included in Exhibit 1.1 hereto and is incorporated by reference into this Current Report on Form 8-K.

On February 12, 2024, the Company consummated the IPO and issued 1,334,000 shares of Common Stock for aggregate net proceeds of approximately $6.4 million, after deducting underwriting discounts and commissions and estimated offering expenses. The Company intends to use the proceeds for general corporate purposes, including working capital, sales and marketing activities and general and administrative matters. Concurrently with the closing of the IPO, the Company also issued warrants to purchase up to 66,700 shares of Common Stock to the Representative and its designees, at an exercise price of $7.50 per share (the “Underwriter Warrants”). The Underwriter Warrants are exercisable beginning on August 5, 2024, and expire on February 7, 2029. The form of Underwriter Warrants is included in Exhibit 4.1 hereto and is incorporated by reference into this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Amendment and Restatement of Certificate of Incorporation

On February 9, 2024, the Company filed an amended and restated certificate of incorporation (the “Restated Certificate”) with the Secretary of State of the State of Delaware in connection with the closing of the IPO, which Restated Certificate became effective on February 12, 2024 in connection with the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Certificate to be effective in connection with the closing of the IPO. The Restated Certificate is included in Exhibit 3.1 hereto and is incorporated by reference into this Current Report on Form 8-K.

Amendment and Restatement of Bylaws

On February 12, 2024, the Company’s Amended and Restated Bylaws (the “Restated Bylaws”) became effective upon the closing of the IPO. The Company’s board of directors and stockholders previously approved the Restated Bylaws to be effective upon the closing of the IPO. The Restated Bylaws is included in Exhibit 3.2 hereto and is incorporated by reference into this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On February 7, 2024, the Company issued a press release announcing the pricing of the IPO, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On February 12, 2024, the Company issued a press release announcing the closing of the IPO, a copy of which is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.1 and 99.2, is deemed to be “furnished” and shall not be deemed “filed” for the purpose of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall such information and Exhibits be deemed incorporated by reference into any filing under the Securities Act or the Exchange Act.

The Company announces material information to the public through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, the Company’s website (perfectmoment.com) and the investor relations section of its website (investors.perfectmoment.com). The Company uses these channels to communicate with investors and the public about the Company, its products and services and other matters. Therefore, the Company encourages investors, the media and others interested in the Company to review the information it makes public in these locations, as such information could be deemed to be material information.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

1.1*	Underwriting Agreement, dated February 7, 2024, by and between the Company and ThinkEquity LLC.
3.1	Amended and Restated Certificate of Incorporation of the Company.
3.2	Amended and Restated Bylaws of the Company.
4.1	Form of Underwriter Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Form S-1/A, as filed with the Securities and Exchange Commission on January 22, 2024).
99.1	Press Release of the Company, dated February 7, 2024.
99.2	Press Release of the Company, dated February 12, 2024.

* Certain schedules, exhibits and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of such omitted materials supplementally upon request by the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERFECT MOMENT LTD.

Date: February 13, 2024	By:	/s/ Mark Buckley
Mark Buckley Chief Executive Officer

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